                                                           EXHIBIT 21.1


                              METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES
                                          AS OF MARCH 23, 1998


                NAME                         JURISDICTION                        D/B/A

Metromedia Fiber Network, Inc.                   DE

Metromedia Fiber Network Services, Inc.          DE

Metromedia Fiber Network of Illinois, Inc.       DE

Metromedia Fiber Network of New Jersey, Inc.     DE

Metromedia Fiber Network of New York, Inc.       DE

NFN Communications, Inc.                         DE

International Optical Network, L.L.C.            DE                                ION
 (f/k/a MFNRAC, L.L.C.)

MFN of IL, L.L.C.                                DE

MFN of NY, L.L.C.                                DE

MFN of NJ, L.L.C.                                NJ

MFN of VA, L.L.C.                                VA
